UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2014

Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue, El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2014, Stamps.com Inc. (the “Company”) held its annual meeting of shareholders in El Segundo, California (“Annual Meeting”). As of April 17, 2014, the Company’s record date, there were a total of 16,179,191 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 14,977,368 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.	To elect one director to hold office until the 2017 Annual Meeting of Stockholders;

2.	To approve, on an advisory basis, our executive compensation; and

3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for 2014.

Votes regarding the election of the director nominees were as follows:

Nominees	For	Withheld	Broker Non-Votes
Kenneth McBride	9,986,186	3,802,761	1,188,421

Based on the votes set forth above, the director nominee was duly elected.

The proposal to approve, on an advisory basis, our executive compensation received the following votes:

For	Against	Abstain	Broker Non-Votes
13,456,067	14,113	318,767	1,188,421

Based on the votes set forth above, the stockholders advised that they were in favor of the executive compensation.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2014 received the following votes:

For	Against	Abstain	Broker Non-Votes
14,775,006	194,109	8,253	—

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2014 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

June 12, 2014	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer